SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Brantley Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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      [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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[BRANTLEY LOGO]

November 20, 2001

Dear Stockholders:

     The Company's Board of Directors postponed the Special Meeting of Stockholders to be held on November 26, 2001 (the “Special Meeting”). The Special Meeting was called to seek stockholder approval for the Company to issue, for a period of one year, up to 12,500,000 shares of common stock at prices per share below the then-current net asset value per share. A proxy statement for the Special Meeting was sent to stockholders on or about October 26, 2001.

     The Board of Directors believes it is in the best interest of the Company and its stockholders to revise the proposal so that (i) the number of shares to be authorized will be reduced to 6,000,000 from 12,500,000 which is sufficient to cover the number of shares proposed in the registration statement recently filed with the Securities and Exchange Commission and (ii) any shares issued will be sold at a price per share greater than or equal to $9.00. The details of the revised proposal will be set forth in a revised proxy statement that will be sent to stockholders of the Company. The Company's directors unanimously approve submitting the revised proposal to stockholders.

     Additionally, in connection with the revised proposal, the Company’s investment adviser, Brantley Capital Management, L.L.C., (the “Investment Adviser”), has notified the Company that it will defer the payment of the portion of the investment advisory fee payable to the Investment Adviser that is attributable to the increase in assets resulting from the consummation of a public offering of the Company’s shares. The deferred portion of the fee would be payable to the Investment Adviser when the common stock of the Company reaches a trading price of at least $12.00 per share.

     In order to give stockholders of the Company an opportunity to consider the matters described above, the special meeting of the stockholders of the Company scheduled for Monday November 26, 2001, has been rescheduled for Tuesday January 22, 2002 at 1:30 PM at The Residence Inn, Beachwood, Ohio. The Board of Directors has set a new record date of December 3, 2001 for the special meeting.

     The Company intends to file revised proxy materials with the Securities and Exchange Commission shortly and will re-solicit proxies on the revised proposal at that time.

Sincerely,

/s/ Robert P. Pinkas

Robert P. Pinkas
Chairman of the Board and
Chief Executive Officer